Exhibit 99.1

RMG Networks Expects Sequential Adjusted Revenue Growth to Exceed 30% in the Fourth Quarter with Stable Adjusted Gross Margin and Improved Adjusted EBITDA

Anticipates quarterly adjusted revenue1 of approximately $18.6 million for fourth quarter 2014 and adjusted revenue1 of approximately $61.8 million for full-year 2014

DALLAS, TX – March 9, 2015 – RMG Networks Holding Corporation (NASDAQ: RMGN), or RMG Networks, a leading provider of technology-driven visual communications solutions, today announced preliminary financial results for its fourth quarter and full year ended December 31, 2014.

Fourth quarter 2014 adjusted revenue1 is expected to be approximately $18.6 million and full year 2014 adjusted revenue1 is expected to be approximately $61.8 million. In addition, the company expects fourth quarter 2014 adjusted EBITDA to improve sequentially over the third quarter of 2014.

Both of the company’s business units are expected to show strong sequential fourth quarter adjusted revenue growth. In its Enterprise and Media businesses, fourth quarter adjusted revenue2 is expected to be $13.1 million and $5.5 million, respectively. These preliminary financial results are subject to completion of the company's customary year-end closing and review procedures and audit by the company's independent registered public accounting firm.

Robert Michelson, Chief Executive Officer, commented, “We executed well in the fourth quarter and our results are encouraging as we expect strong sequential growth in both adjusted revenue and adjusted EBITDA. In addition, we continued to successfully implement the strategic initiatives that we expect will further establish the platform for long-term success.”

“Since the third quarter, we have brought to market the first three products in our ‘Six New Products in Six Months’ initiative, strengthening our product portfolio with unique solutions,” continued Mr. Michelson. “In addition, our sales team has significantly bolstered the number of seven-figure deals in our pipeline. This steadfast focus on product innovation, global coordination and sales team productivity has begun to drive the momentum that we believe will deliver accelerated growth beginning later this year.”

These preliminary results are being provided ahead of the company’s scheduled presentation at the 27th Annual ROTH Conference so that management can discuss updated financial information with the investment community. The Company undertakes no obligation to issue preliminary results in the future.

Earnings Release and Conference Call

RMG Networks will release its full financial results for the fourth quarter and full-year 2014 before the market opens on Thursday, March 19, 2015.  Management will host a conference call to discuss these results on Thursday, March 19, 2015 at 9 a.m. ET.  To access the call, please dial (866) 318-8618 (toll free) or (617) 399-5137 and passcode #79036498.  The conference call will also be broadcast live over the Internet with an accompanying slide presentation, which can be accessed via the Investor Relations section of RMG Networks’ web site at http://ir.rmgnetworks.com/phoenix.zhtml?c=251935&p=irol-calendar. All participants should call or access the website approximately 10 minutes before the conference begins. The webcast and slide presentation will be available for replay for 90 days.

A telephonic replay of this conference call will also be available by dialing (888) 286-8010 (toll free) or (617) 801-6888 (passcode: 80123699) from 1 p.m. ET on Thursday, March 19, 2015 until midnight ET on March 26, 2015.

1   Fourth quarter 2014 GAAP revenue is expected to be approximately $18.4 million and full year 2014 GAAP revenue is expected to be approximately $57.5 million. Fourth quarter 2014 adjusted revenue represents GAAP results adjusted for purchase price allocation adjustments. Full year 2014 adjusted revenue represents GAAP results adjusted for purchase price allocation adjustments, cost of revenue reclassifications and adjustments for a loss on long-term contract. Please see the tables at the end of this press release for a reconciliation of GAAP results to adjusted results.

2   Fourth quarter 2014 GAAP Enterprise and Media revenue is expected to be approximately $12.9 million and approximately $5.5 million, respectively. Enterprise revenues represent Products, Maintenance and Content Services, and Professional Services revenue line items; Media revenues represent Advertising revenue line item.

About RMG Networks

RMG Networks (NASDAQ: RMGN) helps brands and organizations communicate more effectively using location-based video networks. The company builds enterprise video networks that empower organizations to visualize critical data to better run their business. The company also connects brands with target audiences using video advertising networks comprised of over 200,000 display screens, reaching over 100 million consumers each month. RMG Networks works with over 70% of the Fortune 100. The company is headquartered in Dallas, Texas, with offices in the United States, United Kingdom, Singapore and the UAE. For more information, visit http://www.rmgnetworks.com.

About Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures as defined under SEC regulations, including Adjusted Revenue, Adjusted Gross Margin and Adjusted EBITDA. In evaluating its business, RMG Networks considers and uses Adjusted Revenue, Adjusted Gross Margin and Adjusted EBITDA as supplemental measures of its operating performance, and believes that many of the company’s investors use these non-GAAP measures to monitor the company’s performance. These measures should not be considered as a substitute for the most directly comparable GAAP measures and should not be used in isolation, but in conjunction with these GAAP measures. Definitions and reconciliations between non-GAAP measures and relevant GAAP measures are set forth in the tables at the end of this press release.

Cautionary Note Regarding Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding guidance relating to future financial performance, expected operating results, such as revenue growth, our ability to achieve profitability, our position within the markets that we serve, efforts to grow our business and the impact of litigation.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: the company's ability to raise additional capital on satisfactory terms, or at all; success in retaining or recruiting, or changes required in, its management and other key personnel; the limited liquidity and trading volume of the company's securities; Reach Media Group's ("RMG") history of incurring significant net losses and limited operating history; the competitive environment in the advertising markets in which the company operates; the risk that the anticipated benefits of the combination of RMG or Symon Holdings Corporation, or of other acquisitions that the company may complete, may not be fully realized; the risk that any projections, including earnings, revenues, margins or any other financial items are not realized; changing legislation and regulatory environments; business development activities, including the company's ability to contract with, and retain, customers on attractive terms; the general volatility of the market price of the company's common stock; risks and costs associated with regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act); and general economic conditions.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact:
For RMG Networks Holding Corporation

Investor
Brett Maas

646-536-7331

ir@rmgnetworks.com

or

Media
Julie Rasco
800-827-9666
Julie.Rasco@rmgnetworks.com

Source: RMG Networks

(Financial tables appear below)

RMG Networks Holding Corporation

Reconciliation of Revenue

For The Three Months Ended December 31, 2014

	Successor Company Three Months Ended December 31, 2014 (GAAP)	Purchase Price Accounting Adjustment	Adjusted (Non-GAAP)
	(Unaudited)
Revenue:
Advertising	$5,517,315	$-	$5,517,315
Product sales	6,709,523	-	6,709,523
Maintenance and content services	4,050,539	209,913	4,260,452
Professional services	2,150,505	-	2,150,505
Total Revenue	$18,427,882	$209,913	$18,637,795

RMG Networks Holding Corporation

Reconciliation of Revenue

For The Year Ended December 31, 2014

	Successor Company Year Ended December 31, 2014 (GAAP)	Purchase Price Accounting Adjustment	Cost of Revenue Reclassification	Loss on Long-Term Contract	Adjusted (Non-GAAP)
	(Unaudited)
Revenue:
Advertising	$16,507,209	$-	$-	$-	$16,507,209
Product sales	16,686,243	-	1,381,459	987,542	19,055,244
Maintenance and content services	16,095,033	839,652	-	394,565	17,329,250
Professional services	8,204,328	-	-	687,789	8,892,117
Total Revenue	$57,492,813	$839,652	$1,381,459	$2,069,896	$61,783,820